                                                                     EXHIBIT 3.9

Canada Business
Corporations Act
Form 11
Articles of Continuance
(Section 181)

________________________________________________________________________________
1.       Name of Corporation

         Canadian Home Products Limited/Produits domestiques Canadiens Limitee
________________________________________________________________________________
2.       The place in Canada where the registered offices is to be situated

         Municipality of Niagara Falls,
         Province of Ontario  L2E 6Y2
________________________________________________________________________________
3. The classes and number of shares that the Corporation is authorized to issue

         The Corporation is authorized to issue 10,000 common shares and the holders thereof are entitled to vote at all meetings of shareholders and to receive the remaining property of the Corporation upon a dissolution.
________________________________________________________________________________
4.       Restrictions, if any, on share transfers

         The annexed Schedule 1 is incorporated in this form.
________________________________________________________________________________
5.       Number (or minimum and maximum number of directors)

         The annexed Schedule 2 is incorporated in this form.
________________________________________________________________________________
6.       Restrictions, if any, on business

         There are no restrictions in its Articles on the business which the Corporation may carry on.
________________________________________________________________________________
7.       If change of name effected, previous name

         Canadian Home Products Limited
________________________________________________________________________________
8.       Other provisions if any

         The annexed Schedule 3 is incorporated in this form.




Date                         Signature                Description of Office
October 20, 1978             /s/ Treasurer            Treasurer

                                   SCHEDULE 1

                                       to

                            Articles of Continuance

                                       of

                        Canadian Home Products Limited/
                     Produits Domestiques Canadiens Limitee


1. No shares of the Corporation may be sold, transferred or otherwise disposed of without the previous express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

2. Without limiting the provisions of paragraph 1 above, no shareholder shall be entitled to transfer or otherwise dispose of his, her or their shares in the Corporation to persons who are not then shareholders of the Corporation, without the prior written consent of the holder or holders of a majority of the remaining shares of the Corporation.

                                   SCHEDULE 2

                                       to

                            Articles of Continuance

                                       of

                        Canadian Home Products Limited/
                     Produits Domestiques Canadiens Limitee


         The board of directors of the Corporation shall consist of such number, not less than 3 and not more than 9, as may be determined from time to time by the directors.

                                   SCHEDULE 3

                                       to

                            Articles of Continuance

                                       of

                        Canadian Home Products Limited/
                     Produits Domestiques Canadiens Limitee


1. The number of shareholders of the Corporation shall be limited to fifty (50), not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in the employment, and have continued after the determination of that employment to be shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder;

2. Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

                               CANADA BUSINESS
                               CORPORATIONS ACT
                                    FORM 4
                            ARTICLES OF AMENDMENT
                             (SECTION 27 OR 171)
                            ----------------------

1  -     Name of Corporation

         CANADIAN HOME PRODUCTS LIMITED/PRODUITS DOMESTIQUES CANADIENS LIMITEE

2  -     Corporation No.

         034724-8-R

3  -     The articles of the above-named Corporation are amended as follows:

         Change in the place in Canada where the registered office is situated.

          FROM:           Municipality of Niagara Falls
                          Province of Niagara Falls

          TO:             Suite #400,
                          200 Consumers Rd.
                          City of North York, Ontario
                          M2J 4R4





Date                      Signature                 Description of Office
July 21/86                /s/ Robert J. Harder      Director of Finance &
                                                    Administration

                                CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                             ARTICLES OF AMENDMENT
                              (SECTION 27 OR 171)

                                 --------------

1  -     NAME OF CORPORATION

         CANADIAN HOME PRODUCTS LIMITED
         PRODUITS DOMESTIQUES CANADIENS LIMITEE

2  -     CORPORATION NO.

         034724-8

3  -     THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

         The articles of the Corporation be and are hereby amended as follows:

         A. By the redesignation of the existing shares of the Corporation as common shares; and

         B. By the creation of an unlimited number of common shares, an unlimited number of Class A Shares and an unlimited number of Class B shares, so that the authorized capital of the Corporation shall consist of:

                 An unlimited number of common shares;
                 An unlimited number of Class A shares; and An unlimited number of Class B shares.

         The Class A shares and the Class B shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         I.      CLASS A SHARES

         (a) Each Class A share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act).

         (b) The holders of the Class A shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the common shares of the Corporation or any other shares of the Corporation ranking junior to the Class A shares, but after payment to the holders of the Class B shares, non-cumulative dividends at a rate of eight percent (8%) per annum of the Class A Redemption Price, payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the

                 Class a shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

         (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A shares shall be entitled to receive for each Class A share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the common shares or any other shares ranking junior ro the Class A shares, but after distribution to the holders of the Class B shares, an amount equal to the redemption price (in paragraph
                 I. (d) defined), but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

         (d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding Class A shares on payment for each Class A share to be redeemed of an amount equal to the Class A Redemption Price plus all declared and unpaid dividends thereon (in paragraphs I. (e), (f) and (i) called the "redemption price").

         (e) Before redeeming any Class A shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class A shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class A shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the Class A shares to be redeemed on presentation and surrender of the certificates for the Class A shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such Class A shares shall thereupon be cancelled, and the Class A shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class A shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class A shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class A shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class A shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class A shares against presentation and surrender of the certificates representing such Class A shares. If less than all the Class A shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class A shares unanimously agree to the adoption of another method of selection of the Class A shares to be redeemed. If less than all the Class A shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

         (f) A holder of Class A shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class A shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Class A shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of Class A shares which the registered holder desires to have redeemed by the Corporation and (ii) the Business day (in this paragraph referred to as the redemption date on which the holder desires to have the Corporation redeem such Class A shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the Class A shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such Class A shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Class A shares shall be deemed to be redeemed on the date by payment of the redemption price and from and after such date such Class A preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Class A shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class A shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such Class A shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class A shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the Class A shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

         (g)     Upon a redemption of Class A shares as set out in paragraphs
                 I. (d), (e) and (f) hereof, the Corporation shall deduct from the stated capital account maintained for the Class A shares an amount equal to the result obtained by multiplying the amount contained in the stated capital account maintained for the Class A shares by the number of such shares which are redeemed, divided by the number of Class A shares issued and outstanding immediately before such redemption.

         (h) Subject to the provisions of the following subparagraph, for the purpose of the foregoing paragraphs I. (b), (d) and (e), the "Class A Redemption Price" of each Class A share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share, if such share has been issued for money; or (ii) the fair market value of the consideration, calculated as at the time of receipt, received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for consideration other than money or if such share has been issued for a combination of consideration other than money and money. Such fair market value is to be determined by the directors of the Corporation on the basis of generally accepted accounting and valuation principles.

                 Provided that, if at any time the Minister of National Revenue or any other competent taxing authority makes or proposes to make any tax assessment or reassessment determining that the fair market value of the consideration for which each Class A share was issued determined as hereinabove provided was greater or lesser than the Class A Redemption Price determined as hereinabove provided, then the Class A Redemption Price of each Class A share shall be retroactively augmented or diminished so that it shall be equal to the amount finally determined to be the fair market value of the consideration for which each such Class A shares was issued. Any such determination shall be deemed to be a final determination if its is pursuant to an assessment or reassessment by the Minister of National Revenue or other competent taxing authority, and no appeal is taken therefrom, of if any agreement is reached between any holder of a Class A share and any such taxing authority in settlement of a dispute regarding such determination, or if determined by a court or tribunal of competent jurisdiction, and no appeal is taken therefrom.

                 In the case of a former holder of Class A shares, in the event that the Class A Redemption Price of each Class A share is adjusted as aforementioned, either the Corporation shall pay out to the former holders of such redeemed Class A shares or the said former holders of the redeemed Class A shares will reimburse the Corporation as the case may be, the difference between the Class A Redemption Price of the said Class A shares as adjusted and the amount paid by the Corporation upon redemption, within sixty (60) days from the date of adjustment of the Class A Redemption Price.

         (i) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class A shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class A shares then outstanding, or by invitation for tenders addressed to all the holders of the Class A shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class A shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

         II.     CLASS B SHARES

         (a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the Class B shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

         (b) The holders of the Class B shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the Class A shares or the common shares of the Corporation or any other shares of the Corporation ranking junior to the Class B shares, non-cumulative dividends at a rate of nine percent (9%) per annum of the Class B Redemption Price, payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class B shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

         (c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class B shares shall be entitled to receive for each Class B share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the Class A shares or the common shares or any other shares ranking junior to the Class B shares, an amount equal to the redemption price (in paragraph II. (d) defined), but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

         (d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any party, of the outstanding Class B shares on payment for each Class B share to be redeemed of an amount equal to the Class B Redemption Price plus all declared and unpaid dividends thereon (in paragraphs II. (e), (f) and (i) called the "redemption price").

         (e) Before redeeming any Class B shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class B shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class B shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the Class B shares to be redeemed on presentation and surrender of the certificates for the Class B shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such Class B shares shall thereupon be cancelled, and the Class B shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class B shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class B shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class B shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class B shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class B shares against presentation and surrender of the certificates representing such Class B shares. If less than all the Class B shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class B shares unanimously agree to the adoption of another method of selection of the Class B shares to be redeemed. If less than all the Class B shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

         (f) A holder of Class B shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class B shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Class B shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of Class B shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such Class B shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the Class B shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such Class B shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemptio price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Class B shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class B preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Class B shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class B shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such

                 Class B shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class B shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the Class B shares presented by any certificate be redeemed, a new certificate for the balance shall be issued.

         (g)     Upon a redemption of Class B shares as set out in paragraphs
                 II. (d), (e) and (f) hereof, the Corporation shall deduct from the stated capital account maintained for the Class B shares an amount equal to the result obtained by multiplying the amount contained in the stated capital account maintained for the Class B shares by the number of such shares which are redeemed, divided by the number of Class A shares issued and outstanding immediately before such redemption.

         (h)     For the purpose of the foregoing paragraphs II. (b), (d) and
                 (e), the "Class B Redemption Price" of each Class B share shall be an amount equal to one dollar ($1.00).

         (i) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class B shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class B shares then outstanding, or by invitation for tenders addressed to all the holders of the Class B shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class B shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.


DATE                                      SIGNATURE

May 31, 1990
                                          /s/ Stanley F. Barshay
                                          ------------------------------
                                          STANLEY F. BARSHAY

DESCRIPTION OF OFFICE:  DIRECTOR

                                CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 4
                             ARTICLES OF AMENDMENT
                              (SECTION 27 OR 177)

                          ---------------------------

1  -     Name of Corporation

         CANADIAN HOME PRODUCTS LIMITED
         PRODUITS DOMESTIQUES CANADIENS LIMITEE

2  -     Corporation No.

         034724-8-R

3  -     The articles of the above-named Corporation are amended as follows:

         Change in Canada of the location of Registered Office:

          From:           Suite 400
                          200 Consumers Road
                          City of North York, Ontario
                          M2J 4R4

          To:             Suite 600
                          80 Tiverton Court
                          Town of Markham, Ontario
                          L3R 0G4





Date                   Signature                    Description of Office
July 21/86             /s/ Robert J. Harder         Director of Finance &
                                                    Administration